UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 5, 2003

COMSTOCK RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-16741	94-1667468

(State or other jurisdiction incorporation)	(Commission of File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

972-668-8800
(Registrant’s Telephone No.)

Not applicable
(Former name or former address, if changed since last report)

This form 8-K/A is filed to amend the 8-K filed on November 5, 2003 solely for the purpose of correcting the typographical errors in the columnar headings “operating results” and “other financial data” contained in the press release attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits.

        The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit 99.1	Press Release dated November 5, 2003 with respect to the Registrant’s financial results for three months and nine months ended September 30, 2003

Item 12. Results of Operations and Financial Condition

        The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

        On November 5, 2003, Comstock Resources, Inc. (“Comstock”) announced financial results for three months and nine months ended September 30, 2003. A copy of the press release announcing Comstock’s earnings results for three months and nine months ended September 30, 2003 is attached hereto as Exhibit 99.1.

        The earnings press release contains financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). Comstock has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Operating cash flow is presented in the earnings release because management believes it to be useful to investors. EBITDAX is presented in the earnings release because management believes that EBITDAX, which represents Comstock’s results from operations before interest, income taxes, and certain non-cash items, including depreciation, depletion and amortization and exploration expense, is a common alternative measure of operating performance used by certain investors and financial analysts. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the earnings release.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2003

COMSTOCK RESOURCES, INC. By:/s/ M. Jay Allison
_________________________
M. JAY ALLISON President and Chief Executive Officer

Exhibit Index

Exhibit 99.1 Press Release dated November 5, 2003